SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2015
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

429 Santa Monica Blvd. Suite 230 Santa Monica, CA (Address of principal executive offices)	90401 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015, A-Mark Precious Metals, Inc. (the “Company”), announced that Cary Dickson has joined the Company as Chief Financial Officer, effective immediately.

Mr. Dickson, age 58, served in a variety of executive capacities for the Mattel companies from 2005 to 2014, including as Vice President of Finance for Mattel, Inc. from 2011 to 2014, and as Chief Financial Officer of Mattel Foundation from 2005 to 2014. Mr. Dickson also served as Vice President of Corporate Responsibility Audit for Mattel Toys from 2008 to 2011. Most recently, Mr. Dickson was President of his own financial consulting firm. Mr. Dickson, a Certified Public Accountant, holds a Bachelor of Science degree in Marketing from Southern Illinois University and a Masters of Taxation degree from the University of Denver School of Law.

Pursuant to the terms of an employment offer letter, dated October 28, 2015, Mr. Dickson will receive an annual base salary of $250,000 and the opportunity to participate in the Company’s bonus plan.

A copy of the press release announcing Mr. Dickson’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits:

Exhibit	Description
99.1	Press release, dated November 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015
A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary